Exhibit 1
CINTAS CORPORATION NO. 2
6.125% Senior Notes due 2017
UNDERWRITING AGREEMENT
January 9, 2008
KeyBanc Capital Markets Inc.
As Representative of the several Underwriters
   c/o KeyBanc Capital Markets Inc.
   127 Public Square
   Cleveland, Ohio 44114
Ladies and Gentlemen:
     Cintas Corporation No. 2, a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated in this Underwriting Agreement (the “Agreement”), to issue and sell $50,000,000 aggregate principal amount of its 6.125% Senior Notes due 2017 (the “Notes”) to be guaranteed (collectively, the “Guarantees”) by Cintas Corporation, a Washington corporation (the “Parent”), and the subsidiary guarantors listed on Schedule A hereto (the “Subsidiary Guarantors” and, together with the Parent, the “Guarantors”), to be issued under an Indenture, dated as of May 28, 2002 (the “Indenture”), by and among the Company, the Parent, the subsidiary guarantors party thereto, and U.S. Bank, National Association (as successor trustee to Wachovia Bank, National Association), as trustee (the “Trustee”), to the several underwriters named in Schedule B hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”). The Notes, as guaranteed, are herein called the “Securities.” The Company hereby confirms the agreement with you, acting as the Representative of the Underwriters.
     1. Representations and Warranties of the Company and the Guarantors. Each of the Company, the Parent, and the Subsidiary Guarantors represents and warrants to, and agrees with, each of the Underwriters that:
          (a) The Company and the Guarantors meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and have prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-136631) and a post-effective amendment no. 1 to such registration statement on Form S-3, which contains a base prospectus dated December 3, 2007 (the “Base Prospectus”) to be used in connection with the public offering and sale of the Securities under the Securities Act. Such post-effective amendment no. 1 to the shelf registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), is herein referred to as the “Registration

Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “Preliminary Prospectus.” The Preliminary Prospectus, dated January 9, 2008 as amended or supplemented immediately prior to the Applicable Time (as defined below), is herein called the “Time of Sale Prospectus.” The final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act is herein called the “Prospectus.” Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act Regulations) is herein called an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Time of Sale Prospectus, or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). For purposes of this Agreement, the “Applicable Time” is 4:00 p.m. (Eastern time) on the date of this Agreement.
          (b) No order preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each Preliminary Prospectus, at the time of filing thereof, complied, and any further amendments or supplements thereto will comply, in all material respects, with the Securities Act and the Securities Act Regulations, and did not or will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or any of the Guarantors by an Underwriter expressly for inclusion therein, which information consists solely of the information described as such in Section 7(b).
          (c) The Time of Sale Prospectus, as supplemented by those Issuer Free Writing Prospectuses and other documents and information listed in Schedule C hereto, taken together (collectively, the “Disclosure Package”), as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus listed on Schedule C hereto does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or any of the Guarantors by an Underwriter expressly for inclusion therein, which information consists solely of the information described as such in Section 7(b).

          (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the Securities Act Regulations, and (iv) on the date of this Agreement (with such date being used as the determination date for purposes of this clause (iv)), each of the Company and the Guarantors was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act Regulations.
          (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act Regulations) of the Securities and (ii) as of the date of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), each of the Company and the Guarantors was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act Regulations that it is not necessary that the Company or any Guarantor be considered an “ineligible issuer.”
          (f) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act Regulations, that became effective on December 3, 2007. Neither the Company nor any of the Guarantors have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s or the Guarantors’ use of the automatic shelf registration form. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or any of the Guarantors or related to the offering of the Securities have been initiated or are pending or, to the Company or the Guarantors’ knowledge, are contemplated by the Commission. The Company has paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.
          (g) The Registration Statement complies, and the Prospectus and any amendment or supplement thereto will comply, in all material respects, with the Securities Act the Securities Act Regulations, the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”). The Registration Statement, and any post-effective amendment thereto, at the time it first became effective and at any deemed new effective date under Rule 430B(f) under the Securities Act occurring prior to the Delivery Date (as defined below), does not and will not contain, as of the applicable effective date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, and any amendment or supplement thereto, as of its applicable date and on the Delivery Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any post-effective amendment thereto, or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company or any of the Guarantors by an Underwriter expressly for inclusion therein, which information consists solely of the information described as such in Section 7(b). There are no contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Time of Sale Prospectus or the Prospectus that have not been so filed, summarized or described, and all such summaries and descriptions fairly and accurately set forth the material provisions of such contracts and documents. On the date of this Agreement and the Delivery Date, the Indenture complies or will comply, as applicable, in all material respects with the applicable requirements of the Trust Indenture Act.
          (h) The documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were filed with the Commission, complied, in all material respects, with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”). Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus will comply, in all material respects, the Exchange Act and the Exchange Act Regulations.
          (i) Each Preliminary Prospectus and the Time of Sale Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will be, identical to the versions of the Preliminary Prospectus, the Time of Sale Prospectus, and Prospectus, respectively, transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.
          (j) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada, with the requisite power and authority to own and lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Parent and its subsidiaries, individually or taken as a whole, or (ii) the long-term debt or capital stock of the Parent or any of its subsidiaries (a “Material Adverse Effect”). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned, free and clear of all liens, encumbrances, equities or claims, by the Parent.
          (k) Each Guarantor has been duly incorporated or formed, as applicable, and is validly existing and in good standing as a corporation or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation or formation, as applicable, with the requisite power and authority to own and lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus. Each Guarantor is duly qualified to do business as a foreign corporation or limited partnership, as applicable, in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding shares of capital stock, limited partner interests or general partner interests, as applicable, of each Subsidiary Guarantor have been duly authorized and validly issued, are fully paid and nonassessable (except with respect to limited partner interests and general partner interests) and are owned by the Parent, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims, including any preemptive rights, rights of first refusal or similar rights.
          (l) The Parent has no subsidiaries within the meaning of Rule 405 under the Securities Act Regulations that are considered “Significant Subsidiaries,” as defined in Regulation S-X under the Securities Act Regulations, other than the Subsidiary Guarantors.
          (m) The authorized, issued and outstanding capital stock of the Parent is as set forth in the consolidated balance sheet as of November 30, 2007 contained in the Parent’s Quarterly Report on Form 10-Q for the period ended November 30, 2007 incorporated by reference in the Time of Sale Prospectus and the Prospectus. All of the issued and outstanding shares of capital stock of the Parent have been duly authorized and validly issued, are fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights and were issued and sold in compliance with all applicable federal and state securities laws. Except as described in the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, convertible debt securities or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligation into or exchange any securities for, shares of capital stock of the Parent or any security convertible or exchangeable or exercisable for shares of capital stock of the Parent.
          (n) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
          (o) The Indenture has been duly qualified under the Trust Indenture Act with respect to the Securities. The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally and (ii) general equitable principles, whether such principles are considered in a proceeding at law or in equity. The Indenture conforms to the description thereof contained in the Disclosure Package and the Prospectus.
          (p) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered against payment for the Securities in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally and (ii) general equitable principles, whether such principles are considered in a proceeding at law or in equity. The Notes will conform to the description thereof contained in the Disclosure Package and the Prospectus.
          (q) The Guarantee of each Guarantor has been duly authorized by such Guarantor and, when executed by such Guarantor in accordance with the provisions of the Indenture and delivered against payment for the Securities in accordance with the terms of this Agreement, will constitute the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles, whether such principles are considered in a proceeding at law or in equity. The Guarantees will conform to the description thereof contained in the Disclosure Package and the Prospectus.
          (r) There are no contracts, agreements or understandings between the Company or any of the Guarantors and any person granting such person the right to require the Company or any of the Guarantors to file a registration statement under the Securities Act with respect to any capital stock or debt securities of the Company or any of the Guarantors owned or to be owned by such person or to require the Company or any of the Guarantors to include such capital stock or debt securities in the Registration Statement. To the extent any person has such registration rights, such rights have been waived with respect to the registration of capital stock or debt securities in connection with the Registration Statement.
          (s) No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the issuance or sale of the Notes by the Company and the issuance of the Guarantees by the Guarantors, except as has been obtained or made under the Securities Act and the Trust Indenture Act and as may be required by state securities or “blue sky” laws.
          (t) The (i) execution, delivery and performance of (A) the Indenture by the Company and the Guarantors and (B) this Agreement by the Company and the Guarantors, (ii) issuance and sale of the Notes by the Company, (iii) issuance of the Guarantees by the Guarantors and (iv) compliance with the terms and provisions thereof by the Company and the Guarantors, as applicable, will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default or Repayment Event (as defined below) under (i) the charter or bylaws or similar organizational document, as applicable, of the Company or any of the Guarantors, (ii) any indenture, mortgage, deed of trust, loan agreement, note or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, or (iii) any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or any of the Guarantors or any of their respective property, assets or operations. As used herein, “Repayment

Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of the Guarantors (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Guarantors.
          (u) None of the Company nor any of the Guarantors is (i) in violation of its charter or bylaws or similar organizational document, (ii) in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Guarantors or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, or (iii) in violation of any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or any of the Guarantors or any of their respective property, assets or operations, except, in the case of each of clauses (ii) or (iii), for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.
          (v) Each of the Company and the Guarantors owns or leases all such properties as are necessary to the conduct of its business as presently conducted and as proposed to be conducted as described in the Time of Sale Prospectus and the Prospectus. The Company and the Guarantors have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind, except as (i) are described in the Time of Sale Prospectus and the Prospectus and (ii) such would not, individually or in the aggregate, materially affect the value of such property or materially interfere with the use made or to be made of such property by them. The Company and the Guarantors hold any leased real or personal property under valid, subsisting and enforceable leases with no exceptions that would materially interfere with the use made or to be made of such property by them. Neither the Company nor any Guarantor has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Guarantor.
          (w) Each of the Company and the Guarantors has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from the appropriate federal, state or local governmental or regulatory agencies or bodies and all third parties, foreign and domestic (collectively, “Consents”), to own and lease its properties and conduct its business as it is now being conducted and as it is proposed to be conducted and as described in the Time of Sale Prospectus and the Prospectus and each such Consent is valid and in full force and effect, and neither the Company nor any Guarantor has received notice of any investigation or proceedings that results in or, if decided adversely to the Company or any Guarantor, would result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. Each of the Company and the Guarantors is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance would not result in a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Time of Sale Prospectus and the Prospectus.

          (x) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits, proceedings, inquiries or investigations pending as to which the Company or any of the Guarantors is a party or of which any property of the Company or any of the Guarantors is the subject that, if determined adversely to the Company or any of the Guarantors, would, individually or in the aggregate, have a Material Adverse Effect or would materially and adversely affect the ability of the Company or any of the Guarantors to perform their respective obligations under this Agreement; and no such actions, suits or proceedings are threatened or, to the Company’s and the Guarantors’ knowledge, contemplated.
          (y) Except as disclosed in the Time of Sale Prospectus and the Prospectus, no material labor disturbance by the employees of the Company or any Guarantor exists or, to the Company’s and Guarantors’ knowledge, is threatened or imminent, and neither the Company nor any Guarantor is aware of any existing or threatened or imminent labor disturbances by the employees of any of its principal suppliers, manufacturers or contractors.
          (z) Each of the Company and the Guarantors (i) owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary to conduct its business as it is now being conducted and as it is proposed to be conducted and as described in the Time of Sale Prospectus and the Prospectus and (ii) has no reason to believe that the conduct of its business does or will conflict with, and has not received any notice of any claim of conflict with, any such right of others. To the best of the Company’s knowledge, all material technical information developed by and belonging to the Company that has not been patented has been kept confidential. Neither the Company nor any Guarantor has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company and its Guarantors or those products and services described in the Time of Sale Prospectus and the Prospectus. There is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s and the Guarantors’ knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Guarantor’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s and the Guarantors’ knowledge, threatened action, suit, proceeding or claim by others that the Company or any Guarantor infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Guarantors are unaware of any other fact which would form a reasonable basis for any such claim.
          (aa) Neither the Company nor any of the Guarantors is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any Guarantor is aware of any pending investigation which might lead to such a claim.
          (bb) Each of the Company and the Guarantors has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate. No such plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”). No lien in favor of any such plan has arisen under Section 302(f) of ERISA or Section 412(n) of the Code. Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any of the Guarantors has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.
          (cc) The Company and the Guarantors have filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for taxes being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided. No tax deficiency has been asserted against the Company or any of the Guarantors which has had, nor does the Company or any of the Guarantors know of any tax deficiency that is likely to be asserted against the Company or any of the Guarantors which, if determined adversely to the Company or any of the Guarantors, would have, a Material Adverse Effect.
          (dd) Each of the Company and the Guarantors maintain insurance of the types, in the amounts and covering such risks as generally deemed adequate for the conduct of its business and the value of its properties and, to the Company’s knowledge, consistent with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect. There are no material claims by the Company or any Guarantors under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.
          (ee) No relationship, direct or indirect, exists between or among any of the Company or any of the Guarantors or any of their affiliates, on the one hand, and any director, officer, stockholder, customer or supplier of the Company of any of the Guarantors or any of their affiliates, on the other hand, which is required by the Securities Act or the Securities Act Regulations to be described in the Time of Sale Prospectus or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of the Guarantors to or for the benefit of any of the officers or directors of the Company or any of the Guarantors or any of their respective family members, except as disclosed in the Time of Sale Prospectus and the Prospectus. The Parent has not, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, including through a Guarantor, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Parent.
          (ff) None of the Subsidiary Guarantors is currently restricted, directly or indirectly, from (i) paying any dividends or distributions to the Company or the Parent (or any other Subsidiary Guarantor that owns all of the capital stock of such Subsidiary Guarantor), (ii) repaying to the Company, the Parent or any other Subsidiary Guarantor any loans or advances to such Subsidiary Guarantor from the Company, the Parent or such other Subsidiary Guarantor or (iii) transferring any property or assets to the Company, the Parent or any other Subsidiary Guarantor.
          (gg) Neither the Company nor any of the Guarantors has sustained since the date of the last audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus any loss or interference with its business material to the Company and the Guarantors considered as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Parent has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company or any of the Guarantors, individually or taken as a whole, or (ii) the long-term or short-term debt or capital stock of the Company or any of the Guarantors. Since the date of the latest balance sheet presented in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any Guarantor has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Guarantors, individually or taken as a whole, except for liabilities, obligations and transactions that are disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
          (hh) The consolidated financial statements and supporting schedules, including the notes thereto, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present the financial condition of the Parent and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Parent and its consolidated subsidiaries for the periods specified, in each case for the respective periods to which they apply, in each case in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto). No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including, without limitation, any pro forma or as adjusted financial statements otherwise required to be included in accordance with Regulation S-

X. The summary and selected historical financial data and other financial information of the Parent and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with that of the consolidated interim or audited financial statements of the Parent and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Registration Statement, the Time of Sale Prospectus, the Disclosure Package and the Prospectus include all financial and other information required to be included in connection with the presentation of “non-GAAP financial measures” (as defined in Item 10 of Regulation S-K) therein, and the presentation of such non-GAAP financial measures therein complies with Regulation G and Item 10 of Regulation S-K, as applicable. The Parent and its consolidated subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
          (ii) Ernst & Young LLP, who have audited and reviewed the financial statements and supporting schedules of the Parent and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus, and the Prospectus, are independent registered public accountants as required by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations. Ernst & Young LLP is registered with Public Company Accounting Oversight Board.
          (jj) Each of the Company and the Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (kk) The Parent has established and maintains “disclosure controls and procedures” (as such term is defined in the Rules 13a-15(e) and 15d-15(e) under the Exchange Act Regulations) and “internal control over financial reporting” (as such term is defined in the Rules 13a-15(f) and 15d-15(f) under the Exchange Act Regulations). There has not been any change in the Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, either the Parent’s or the Company’s internal control over financial reporting. The Parent is not aware of (i) any “significant deficiency” or “material weakness” (in each case, as defined in Public Company Oversight Board Standard No. 2) in the design or operation of the Parent’s internal control over financial reporting, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal control over financial reporting.
          (ll) The statistical and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate or represent the Company’s or the Guarantors’ good faith estimates that are made on the basis of data derived from such sources.

          (mm) The Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission via EDGAR.
          (nn) Neither the Parent, the Company nor any Subsidiary Guarantor or any of their affiliates has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Parent or the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Parent or the Company, to facilitate the sale or resale of any of the Securities.
          (oo) None of the Company and the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will be, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     Any certificate signed by or on behalf of any of the Company and the Guarantors and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company and the Guarantors, as applicable, to each Underwriter as to the matters covered thereby.
     2. Sale, Purchase and Delivery of Securities.
          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100.637% of the aggregate principal amount thereof plus accrued interest from December 7, 2007 to the Closing Date, the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule B hereto.
          (b) The several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.
          (c) The Company shall deliver the Securities to be purchased by each Underwriter hereunder, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to KeyBanc Capital Markets Inc. at least forty-eight hours in advance, in the form of one or more permanent global Securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Time of Sale Prospectus and the Prospectus. The date of such delivery and payment shall be January 14, 2008, or such other time and date as the Representative and the Company may agree upon in writing. Such date for delivery of the Securities is herein called the “Delivery Date” or the “Closing Date.”

          (d) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.
     3. Certain Agreements of the Company and the Guarantor. The Company and the Guarantors agree with each of the Underwriters:
          (a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; prior to the termination of the offering of the Securities, to make no further amendment or any supplement to the Registration Statement, Time of Sale Prospectus or Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly, and in any event within the applicable required time period, all reports and any definitive proxy or information statements required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act Regulations) is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus, or any other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, Time of Sale Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.
          (b) To prepare a final term sheet, substantially in the form of Exhibit A hereto, containing solely a description of the final terms of the Securities and the offering thereof, in a final form approved by the Representative, and to file such term sheet pursuant to Rule 433(d) under the Securities Act Regulations within the time period required by such rule.
          (c) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) under the Securities Act Regulations, any events shall have occurred as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, to notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented and to prepare and furnish without charge to each Underwriter and to any dealer in Securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Disclosure Package or a supplement to the Disclosure Package which will correct such statement or omission or effect such compliance.
          (d) No later than 12:00 p.m., New York City time, on the second business day succeeding the date of this Agreement, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act Regulations) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and, if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act Regulations) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify promptly the Representative and upon its request to prepare and furnish without charge to each Underwriter and to any dealer in Securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law, rule or regulation to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act Regulations) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representative but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.
          (e) Promptly from time to time, to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.
          (f) As soon as practicable, to make generally available to the securityholders of the Parent within the required time periods after the effective date of the Registration Statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act Regulations), an earnings statement of the Parent and its consolidated subsidiaries (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations (including Rule 158 under the Securities Act Regulations).
          (g) During the period beginning on the date hereof and continuing to and including the 30 days following the Delivery Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities issued or guaranteed by the Company or any Guarantor (other than the Securities and issuances of commercial paper by the Parent in the ordinary course of business) or publicly announce an intention to effect any such transaction.
          (h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds.”
          (i) Not to, and to use its best efforts to cause its officers, directors and affiliates not to, take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Parent or the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Parent or the Company, to facilitate the sale or resale of any of the Securities.
          (j) To comply with all of the provisions of any undertakings in the Registration Statement.
          (k) To use their best efforts to do and perform all things required to be done or performed under this Agreement by the Company or any of the Guarantors prior to the Delivery Date and to satisfy all conditions precedent to the delivery of the Securities.
     4. Additional Agreements.
          (a) Each of the Company and the Guarantors represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act Regulations). Each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus other than a free writing prospectus listed on Schedule C hereto or a free writing prospectus that, solely as a result of the use of such free writing prospectus by such Underwriter, would not required to be filed with the Commission pursuant to Rule 433 under the Securities Act Regulations (for the avoidance of doubt, the Underwriters are authorized to use the information contained in the final term sheet prepared and filed pursuant to Section 3(b) hereof relating to the final terms of the Securities in communications conveying information relating to the offering to investors).
          (b) Each of the Company and the Guarantors has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.
          (c) Each of the Company and the Guarantors agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Time of Sale Prospectus, or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission. The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or any of the Guarantors by an Underwriter expressly for inclusion therein, which information consists solely of the information described as such in Section 7(b).
     5. Expenses. The Company and the Guarantors will pay or cause to be paid: (a) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing of a reasonable number of each of this Agreement, any underwriting and selling group documents, a Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (c) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(e) hereof, including the reasonable fees, disbursements and expenses of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum (such fees, disbursements and expenses not to exceed $10,000); (d) the filing fees incident to, and the reasonable fees, disbursements and expenses of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (e) the fees, disbursements and expenses of the Trustee and any paying agent (including the related fees, disbursements and expenses of any counsel to such parties; (f) any fees charged by rating agencies for rating the Securities; (g) all expenses incurred by the Company and the Guarantors in connection with any “road show” presentation to potential investors; and (h) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 5.
     6. Conditions of the Obligation of the Underwriters. The obligations of the several Underwriters hereunder shall be subject to the accuracy, as of the Delivery Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their obligations hereunder, and to each of the following additional conditions:
          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 3(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433, including, without limitation, the final term sheet contemplated by Section 3(b) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities

Act against the Company or any of the Guarantors or related to the offering of the Securities shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative.
          (b) The Underwriters shall not have discovered and disclosed to the Company that the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus or any amendment or supplement thereto contains any untrue statement of fact that, in the opinion of counsel for the Underwriters, is material or omits to state a fact that is material and is required to be stated therein or is necessary to make the statements therein not misleading.
          (c) Keating Muething & Klekamp PLL, counsel for the Company, shall have furnished to the Representative their written opinion, dated the Delivery Date, in form and substance satisfactory to the Representative, to the effect that:
               (i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada, with the requisite power and authority to own and lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification.
               (ii) The Parent has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Washington, with the requisite power and authority to own and lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus. The Parent is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.
               (iii) Each Subsidiary Guarantor has been duly incorporated or formed, as applicable, and is validly existing and in good standing as a corporation or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation or formation, as applicable, with the requisite power and authority to own and lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus. Each Subsidiary Guarantor is duly qualified to do business as a foreign corporation or limited partnership, as applicable, in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.
               (iv) The authorized, issued and outstanding capital stock of the Parent is as set forth in the consolidated balance sheet as of November 30, 2007 contained in the Parent’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2007 incorporated by reference in the Time of Sale Prospectus and the Prospectus. All of the issued and outstanding shares of capital stock of the Parent have been duly authorized and validly issued, are fully paid and nonassessable.
               (v) All of the issued and outstanding shares of capital stock, limited partner interests or general partner interests or membership interests of the Company and each Subsidiary Guarantor have been duly authorized and validly issued, are fully paid and nonassessable (except with respect to limited partner interests and general partner interests) and are owned by the Parent, directly or indirectly through subsidiaries, free and clear of all liens, encumbrances, equities or claims, including any preemptive rights, rights of first refusal or similar rights.
               (vi) The Indenture has been duly qualified under the Trust Indenture Act with respect to the Securities. The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally and (B) general equitable principles, whether such principles are considered in a proceeding at law or in equity.
               (vii) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered against payment for the Securities in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally and (B) general equitable principles, whether such principles are considered in a proceeding at law or in equity.
               (viii) The Guarantee of each Guarantor has been duly authorized by such Guarantor and, when executed by such Guarantor in accordance with the provisions of the Indenture and delivered against payment for the Securities in accordance with the terms of this Agreement, will constitute the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except that enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally, and (B) general equitable principles, whether such principles are considered in a proceeding at law or in equity.
               (ix) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
               (x) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act Regulations, that became effective on the date specified in such opinion. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose or pursuant to Section 8A under the Securities Act against the Company or any of the Guarantors or related to the offering of the Securities have been initiated or are pending or are contemplated or threatened by the Commission. The Prospectus was filed with the Commission within the time period required by such Rule 424(b) under the Securities Act Regulations.
               (xi) The Registration Statement and the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus (other than the financial statements or other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Securities Act Regulations. Each document filed with the Commission pursuant to the Exchange Act and incorporated by reference in the Registration Statement, when filed with the Commission, complied as to form in all material respects with the Exchange Act and the Exchange Act Regulations (other than the financial statements or other financial data contained therein, as to which such counsel need express no opinion).
               (xii) There are no contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Time of Sale Prospectus or the Prospectus that have not been so filed, summarized or described, and all such summaries and descriptions fairly and accurately set forth the material provisions of such contracts and documents.
               (xiii) No consent, approval, authorization, or order of, or filing or registration with, any insurance regulatory authority or governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the issuance or sale of the Notes by the Company and the issuance of the Guarantees by the Guarantors, except as has been obtained or made under the Securities Act and the Trust Indenture Act and as may be required by state securities or “blue sky” laws.
               (xiv) The (A) execution, delivery and performance of (1) the Indenture by the Company and the Guarantors and (2) this Agreement by the Company and the Guarantors, (B) issuance and sale of the Notes by the Company, (C) issuance of the Guarantees by the Guarantors and (D) compliance with the terms and provisions thereof by the Company and the Guarantors, as applicable, will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default or Repayment Event under (i) the charter or bylaws or similar organizational document, as applicable, of the Company or any of the Guarantors, (ii) any indenture, mortgage, deed of trust, loan agreement, note or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, or (iii) any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or any of the Guarantors or any of their respective property, assets or operations.
               (xv) None of the Company and the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will be, required to register as an “investment company” as such term is defined under the Investment Company Act.
               (xvi) To such counsel’s knowledge, there are no legal or governmental actions, suits, proceedings, inquiries or investigations pending as to which the Company or any of the Guarantors is a party or of which any property of the Company or any of the Guarantors is the subject that, if determined adversely to the Company or any of the Guarantors, would, individually or in the aggregate, have a Material Adverse Effect or would materially and adversely affect the ability of the Company or any of the Guarantors to perform their respective obligations under this Agreement.
               (xvii) The statements contained in (A) the Time of Sale Prospectus and the Prospectus under the captions “Description of Senior Debt Securities,” “Description of Notes,” “Material United States Federal Income Tax Consequences” and “Underwriting” and (B) in Item 15 of the Registration Statement, insofar as such statements purport to summarize legal matters or provisions of the documents referred to therein, present accurate and fair summaries of such legal matters and provisions.
          Such counsel shall state that, although such counsel has not independently verified, is not passing upon, and does not assume any responsibility for, the accuracy or completeness (except as and to the extent set forth in subsection (xvii) above) of the information contained in the Registration Statement, the Disclosure Package and the Prospectus, they have participated in the preparation of the Registration Statement, the Disclosure Package and the Prospectus; from time to time, such counsel has had discussions with officers, directors and employees of the Parent and its subsidiaries, with representatives of Ernst & Young LLP, the independent accountants who examined the financial statements of the Parent included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, with representatives of the Underwriters and with counsel to the Underwriters; and, on the basis of the foregoing, such counsel advises you that nothing has come to such counsel’s attention which would lead them to believe that (A) the Registration Statement, at the time it first became effective and at any deemed new effective date under Rule 430B(f) under the Securities Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements or other financial data contained in the Registration Statement), (B) the Disclosure Package, as of the Applicable Time and at the Delivery Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements or other financial data contained in the Disclosure Package) or (C) or that the Prospectus, as of its date and at the Delivery Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements or other financial data contained in the Prospectus).

          (d) Jones Day, counsel for the Underwriters, shall have furnished to the Representative their written opinion, dated the Delivery Date, in form and substance satisfactory to the Representative.
          (e) The Underwriters shall have received, on each of the date hereof and the Delivery Date, a letter dated the date hereof or the Delivery Date, as applicable, in form and substance satisfactory to the Representative, from Ernst & Young LLP containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Parent and its consolidated subsidiaries contained in the Registration Statement, the Disclosure Package and the Prospectus, provided that the letter shall use a “cut-off date” not earlier than the third day prior to such Delivery Date.
          (f) The Parent shall have furnished to the Underwriters a certificate, dated the Delivery Date, executed by the Chief Executive Officer and the Chief Financial Officer of the Parent, to the effect that:
               (i) The representations, warranties and agreements of the Company and the Guarantors in Section 1 of this Agreement are true and correct as of the date given and as of the Delivery Date;
               (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act against the Company or any of the Guarantors or related to the offering of the Securities have been initiated or threatened by the Commission;
               (iii) No stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;
               (iv) When the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement, the Disclosure Package and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and
               (v) Subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and Prospectus, except as set forth in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Guarantors has sustained any loss or interference with its business material to the Company and the Guarantors considered as a whole, and there has not been any (a) transaction or event which has a Material Adverse Effect, (b) change in the capitalization of the Company or any of the Guarantors that is material to the Company and the Guarantors taken as a whole, (c) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Guarantors that is material to the Company and the Guarantors taken as a whole or (d) any dividend or distribution of any kind declared, paid or made by the Parent on any class of its capital stock.
          (g) (i) Neither the Company nor any of the Guarantors shall have sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus any loss or interference with its business, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus and (ii) since the respective dates as of which information is given in the Time of Sale Prospectus, and the Prospectus, there shall not have been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (A) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Parent and its subsidiaries, individually or taken as a whole, or (B) the long-term or short-term debt or capital stock of the Company or any of the Guarantors, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.
          (h) On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any of the Guarantors by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or any of the Guarantors.
          (i) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market (“Nasdaq”); (ii) a suspension or material limitation in trading in the Parent’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by United States federal or New York or Ohio state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (j) The Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.
     All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
          (a) The Company and each of the Guarantors shall jointly and severally indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act Regulations, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or any of the Guarantors by an Underwriter expressly for inclusion therein, which information consists solely of the information described as such in Section 7(b). This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have, including, but not limited to, other liability under this Agreement.
          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Guarantor, their respective affiliates, officers, directors, employees and agents, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or any of the Guarantors by such Underwriter expressly for inclusion therein, and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished to the Company or any of the Guarantors by any Underwriter consists of the following information in the Time of Sale Prospectus and the Prospectus: (i) the fifth paragraph, (i) the eighth paragraph and (iii) the last sentence of the ninth paragraph under the caption “Underwriting.” This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have, including, but not limited to, other liability under this Agreement.
          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the following sentence, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. After notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense of such action, the indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) if the named parties in any such action include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there is an actual or potential conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of commencement thereof, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel in addition to any local counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.
     8. Default of One or More of the Several Underwriters. If, on the Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of Securities set forth opposite their respective names on Schedule B bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7 and Section 10 shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
          As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     9. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 6(g), Section 6(h) or Section 6(i) shall have occurred or if the Underwriters shall decline to purchase such Securities for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Section 5, Section 7 and Section 10 hereof.
     10. Reimbursement of Underwriters’ Expenses. If (a) the Company and the Guarantors shall fail to tender the Securities for delivery to the Underwriters for any reason under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 9 but excluding the failure of any of the conditions herein to be satisfied as a result of a breach by the Underwriters of their representations herein), the Company and the Guarantors shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand, the Company and the Guarantors shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 8 hereof by reason of the default of one or more Underwriters, the Company and the Guarantors shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
          (a) If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to KeyBanc Capital Markets Inc., KeyBank Tower, 127 Public Square, Cleveland, Ohio 44114, Attention: Thomas R. Wise (Facsimile: 216-689-4121; Telephone: 216-689-0509); with a copy (which shall not constitute notice) to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Michael J. Solecki, Esq. (Facsimile: 216-579-0212; Telephone: 216-586-7103);
          (b) if to the Company or the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to it at 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262, Attention: Thomas E. Frooman (Facsimile: 513-754-3642; Telephone: 513-754-3584); with a copy (which shall not constitute notice) to Keating Muething & Klekamp PLL, One East Fourth Street, Suite 1400, Cincinnati, Ohio 45202, Attention: Mark A. Weiss, Esq. (Facsimile: 513-579-6457; Telephone: 513-579-6599).
     Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (b) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and the Guarantors, and any person controlling the Company or any Guarantor within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.
     14. Absence of Fiduciary Relationship. Each of the Company and the Guarantors acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors on the one hand and the several Underwriters on the other, (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any of the Guarantors, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any of the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of the Guarantors on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (d) each of the Company and the Guarantors has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Guarantors agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any of the Guarantors, in connection with such transaction or the process leading thereto.
     15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.
     16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, Cintas Corporation No. 2 (as Issuer)
By:	/s/ Michael L. Thompson
	Name:	Michael L. Thompson
	Title:	VP and Treasurer

Cintas Corporation (as Guarantor)
By:	/s/ Michael L. Thompson
	Name:	Michael L. Thompson
	Title:	VP and Treasurer

Cintas Corporation No. 3 Cintas Corp. No. 8, Inc. Cintas Corp. No. 15, Inc. (as Guarantors)
By:	/s/ Michael L. Thompson
	Name:	Michael L. Thompson
	Title:	VP and Treasurer

Cintas-RUS, L.P. (as Guarantor) By: Cintas Corporation No. 8, Inc., its General Partner
By:	/s/ Michael L. Thompson
	Name:	Michael L. Thompson
	Title:	VP and Treasurer

Accepted and agreed by:
KeyBanc Capital Markets Inc.
Acting as Representative of the several Underwriters named in attached Schedule B

KeyBanc Capital Markets Inc.
By:	/s/ Eric N. Peiffer
	Name:	Eric N. Peiffer
	Title:	Managing Director

SCHEDULE A
SUBSIDIARY GUARANTORS
Cintas Corporation No. 3
Cintas Corp. No. 8, Inc.
Cintas Corp. No. 15, Inc.
Cintas-RUS, L.P.

SCHEDULE B

Amount of
Securities to be
Underwriters	Purchased
KeyBanc Capital Markets Inc.	$50,000,000

SCHEDULE C
DISCLOSURE PACKAGE DOCUMENTS
Final term sheet substantially in the form of Exhibit A dated January 9, 2008

EXHIBIT A
FORM OF TERM SHEET

Issuer:	Cintas Corporation No. 2

Guarantors:	Cintas Corporation and the subsidiary guarantors

Anticipated Ratings:	A2 (Moody’s); A (S&P)

Issue of Securities:	6.125% Senior Notes due 2017

Principal Amount Offered:	$50,000,000

New Aggregate Principal Amount:	$300,000,000

Coupon:	6.125% per annum

Accrued Interest to Company:	$314,756.94; 6.125% accrued from and including December 7, 2007 to, but excluding, January 14, 2008

Interest Payment Dates:	Semi-annually on June 1 and December 1, commencing June 1, 2008

Maturity Date:	December 1, 2017

Treasury Benchmark:	4.25% due November 15, 2017

US Treasury Yield:	3.793%

Spread to Treasury:	215.7 basis points

Re-offer Yield:	5.950%

Initial Price to Public:	Per Senior Note: 101.287%; Total: $50,643,500

Underwriters Discount:	Per Senior Note: 0.650%; Total: $325,000

Proceeds, before expenses, to us:	Per Senior Note: 100.637%; Total: $50,318,500

Optional Redemption:	Make-whole Spread: 35 basis points

Offer to Repurchase:	Upon the occurrence of both (i) a change of control of Cintas and (ii) a downgrade of the notes below an investment grade rating by each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services within a specified period, Cintas will be required to make and offer to purchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

Minimum Denomination:	$1,000 and integral multiples of $1,000

Expected Settlement Date:	January 14, 2008 (T+3)

CUSIP Number:	17252MAH3

ISIN Number:	US17252MAH34

Sole Book-Running Manager:	KeyBanc Capital Markets Inc.
The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Services. Each of the security ratings above should be evaluated independently of any other security rating.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling KeyBanc Capital Markets Inc. at (866) 227-6479.

2328183.1

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